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                                                                    Exhibit 99.1


                                                                    NEWS RELEASE
FOR IMMEDIATE RELEASE

               NextHealth, Inc. Announces Receipt of Term Sheets
                     for Financing of Merger with Anam LLC

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     Tucson, Arizona (June 21, 2001) (NASDAQ: NEXT) -- NextHealth, Inc. (the
"Company") announced that on June 15, 2001, Anam LLC a Delaware limited liability company ("Anam") furnished the Company with term sheets for debt financing from lending sources that aggregate more than $40,000,000 as required by the Agreement and Plan of Merger (the "Merger Agreement") between the Company and Anam. The term sheets do not represent a firm commitment to provide financing for the merger contemplated by the Merger Agreement and there can be no assurance that such financings will be completed.

     As previously announced, Anam will acquire all of the outstanding capital stock of the Company pursuant to the Merger Agreement and the Company's stockholders (other than Anam and its subsidiaries) will receive cash in the amount of $5.65 per share of outstanding stock (including shares of common stock issuable upon conversion of the Company's outstanding preferred stock.) Anam is controlled by William T. O'Donnell, Jr., the Company's Chairman and Chief Executive Officer, and George L. Ruff, a director of the Company.

     Closing of the merger is subject to a number of conditions including the approval of the Company's stockholders, customary regulatory approvals and the completion of financing for the merger. The Merger Agreement contains customary non-solicitation provisions and termination fee provisions. Consistent with its fiduciary duties and subject to the terms of the Merger Agreement, the Company's Board of Directors has reserved its ability to respond to third parties where appropriate.

     Assuming all contingencies are satisfied and stockholder approval is received, the Company currently expects the merger to be consummated in late summer or early fall of 2001.

     NOTICE TO READ PROXY STATEMENT: A preliminary proxy statement has been filed by the Company with the Securities and Exchange Commission ("SEC"). When finally approved by the SEC, proxy statements will be mailed to each stockholder with the notice of the stockholder meeting to be held for the purpose of voting upon the merger. Stockholders are urged to read the proxy statement and any other relevant documents to be filed with SEC, which will contain important information that should be considered before a decision is made regarding the merger. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders in favor of the merger. The merger will be subject to the "going private" rules and regulations of the SEC. A Schedule 13E-3 has also been filed with the SEC. In addition, when available, stockholders may obtain a free
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copy of the proxy statement and other documents filed by the Company with the
SEC at the SEC's web site www.sec.gov or from the Company by contacting the corporate secretary, Bertha Kenny (520.818.5811).

     This press release contains forward-looking statements regarding plans and expectations for the future. Statements looking forward in time are included in this press release pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors that could cause actual results to differ materially from those described in the forward-looking statements include: the failure of the Company's stockholders to approve the merger, and other reasons that could cause the Merger Agreement to terminate in accordance with its terms (including Anam's inability to consummate the financing for the merger); competition from other resort hotel/spas and/or behavioral health facilities; seasonality; or an economic downturn that could limit leisure activity spending. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company's control. In the context of the forward-looking information provided in this press release and in other reports, please refer to the discussions of Factors That May Affect Future Results detailed in the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's annual report on Form 10-K/A for the year ended December 31, 2000.

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For Information Contact:    Loree Thompson
                            Chief Financial Officer
                            (520)818-5800
                                  or
                            Stephen L. Berger
                            Chairman, Special Committee
                            (312)269-8041
                                  or
                            Anna Caston
                            Prudential Securities
                            (212) 778-8610

Visit our web site at WWW.NEXTHEALTH.COM
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